EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form l0-Q for the quarterly period ended June 30, 2005 of Naturade, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

/s/ Bill D.Stewart

Bill D. Stewart
Chief Executive Officer
August 15, 2005

/s/ Stephen M.Kasprisin

Stephen M..Kasprisin
Chief Financial Officer
August 15, 2005
A signed original of this written statement required by Section 906 has been provided to the Company and it will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.

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